                                                                    Exhibit 10.4

                              EMPLOYMENT AGREEMENT

                  THIS AGREEMENT ("Agreement") is entered into as of the 1st day of January, 1998 by and between WATTMONITOR LLC, a Delaware limited liability company with its principal place of business at 745 California Avenue, Reno, Nevada 89509 (the ("Company") and Gerald R. Alderson, an individual currently employed by the Company ("Employee" or "you").

                  1. Employment Period. The Company shall employ you for an initial period of three years beginning January 1, 1998 and continuing until December 31, 2000. The employment period shall be renewed upon mutual agreement of the Company and you for an unlimited series of one year renewable periods. Each renewable period shall run from January 1 of a year to the last day of December of that year with the first such renewable period beginning January 1, 2001. Such renewal(s) shall be automatic unless either the Company or you notify the other in writing prior to September 1 of any year that such party is not renewing for an additional year. The initial term and any renewals are referred to herein as the "Employment Period".

                  2. Employment Duties. The Company will employ you as its President. In your role as President, you will report to the Board of Managers, and you shall be subject to the directions of the Board of Managers. You agree to continue in such employment for the duration of the Employment Period and to perform in good faith and to the best of your ability all services which may be required of you in your executive position and to be available to render such services at all reasonable times and places in accordance with reasonable directives and assignments issued by the Board of Managers. During your Employment Period, you will devote that time and effort to the business and affairs of the Company as required within the scope of your executive office. Your principal place of employment will be 745 California Avenue, Reno, Nevada or such other location in Reno, Nevada to which the parties jointly agree.

                  3. Compensation. The Employee shall receive a base annual salary ("Base Salary") at the rate of $150,000 per year. Base annual salary shall exclude all bonuses, and incentive payments. Your annual rate of Base Salary will be subject to an annual adjustment (at the discretion of the Board of Managers) but in no circumstances will it be decreased from its then current level. The Base Salary shall be accrued until such time as the Company has received equity contributions equal to or greater than $1,000,000 (the "Trigger Investment") at which time such accrued salary shall be paid as a lump sum.

                     A. Except during the accrual period noted above, your Base Salary will be paid at periodic intervals in accordance with the Company's payroll for salaried employees.

                     B. You will be entitled to such bonuses (if any) for service rendered during the Employment Period as the Board of Managers may determine in its sole discretion.

                     C. The Company will deduct and withhold, from the compensation payable to you hereunder, any and all Federal, State and local income and employment withholding taxes and any other amounts required to be deducted or withheld by the Company under the applicable statute or regulation.

                  4. Expense Reimbursement. You will be entitled to reimbursement from the Company for all customary, ordinary and necessary business expenses incurred by you in the performance of your duties hereunder in accordance with Company policy.

                  5. Fringe Benefits. During the Employment Period, you will be eligible to participate in any group life insurance plan, group medical and/or dental insurance plan, accidental death and dismemberment plan, short-term disability program and other employee benefit plans, including profit sharing plans, cafeteria benefit programs, and equity options or similar plans, which are made available to other Company executives and for which you qualify.

                  6. Vacation. You will accrue paid vacation benefits during the Employment Period in accordance with the Company policy in effect for other Company executive officers.

                  7. Death. Upon your death during the Employment Period, the employment relationship created pursuant to this Agreement will immediately terminate, and no further compensation will become payable to you pursuant to Paragraph 3. In connection with such termination by your death after the Trigger Investment, the Company will be required to pay you (or your estate) any unpaid compensation earned under Paragraph 3 for services rendered through the date of your death, plus six months Base Salary at the then applicable Base Salary rate.

                  8. Disability. Upon your disability during the Employment Period, the employment relationship created will terminate. You will be deemed disabled if you are, in the Company's reasonable opinion, unable by reason of any permanent physical and/or mental injury or illness, to perform substantially the services required of you hereunder either for a period in excess of one hundred eighty (180) consecutive days or for a period of one hundred eighty
(180) days in the aggregate during any three-hundred sixty (360)-day period. In such event, you will be deemed disabled as of such three hundred sixtieth (360) day.

                  9.  Restrictive Covenant/Non-Competition.

                      A. The Employee agrees that he will not (i) during the period he is employed by the Company engage in, or otherwise directly or indirectly be employed by, or act as a consultant or lender to, or be a director, officer, employee, owner, or partner of, any other business or organization that is or shall then be competing with the Company in the United States, and (ii) for a period of one year after he ceases to be employed by the Company under this Agreement, directly or indirectly compete with or be engaged in the same business as the Company in the United States, or be employed by, or act as consultant or lender to, or be a director, officer, employee, owner, or partner of, any business or organization which, at the time of such cessation, competes with or is engaged in the same business as the Company in the United States.

                      B. You will have the right to perform incidental services as are necessary in connection with (i) your private passive investments, (ii) your charitable or community activities, and (iii) your participation in trade or professional organizations, but only to the extent such incidental services do not interfere with the performance of your services hereunder.

                  10. Patents; Copyrights. Any interest in patents, patent applications, inventions, copyrights, developments, and processes ("Such Inventions") which the Employee now or hereafter during the period he is employed by the Company under this Agreement may own or develop relating to the fields in which the Company may then be engaged shall belong to the Company; and forthwith upon request of the Company, the Employee shall execute all such assignments and other documents and take all such other action as the Company may reasonably request in order to vest in the Company all his right, title, and interest in and to Such Inventions, free and clear of all liens, charges, and encumbrances.

                  11. Confidential Information. All confidential information which the Employee may now possess, may obtain during the Employment Term, or may create prior to the end of the period he is employed by the Company under this Agreement, relating to the business of the Company or of any customer or supplier of the Company shall not be published, disclosed, or made accessible by him to any other person, firm, or corporation during the Employment Term except as required in the ordinary course of business of the Company, or any time thereafter without the prior written consent of the Company. The Employee shall return all tangible evidence of such confidential information to the Company prior to or at the termination of his employment.

                  12. Severance Benefits.

                      A. In the event that the Company has (i) annual revenues of $10 million or greater or (ii) the Company has received as capital contributions an aggregate sum of $10 million or greater (each such criteria, a "Benchmark Event"), and if the Company terminates you after a Benchmark Event for any reason (other than a termination for cause, described below), including non-renewal of the Employment Period as provided in Paragraph 2 above, the Company shall pay to you an amount equal to twenty four (24) months Base Salary, payable in one lump sum on the date of termination. In addition, (if after a Benchmark Event) you and your eligible dependents will continue to receive the Company's health care coverage and life insurance (on the same terms as you had while an employee) for two (2) years after the date of termination.

                      B. Notwithstanding anything therein contained, if on or after the date hereof and prior to the end of the Employment Period, the Employee is terminated "for cause" (as defined below), then the Company shall have the right to give notice of termination of Employee's services hereunder as of a date specified in such notice, and this Agreement shall terminate on the date so specified. Termination "for cause" shall mean that the Employee shall
(i) be convicted of a felony crime, (ii) commit an act or omit to take any action in bad faith and to the detriment of the Company, (iii) commit an act of fraud against the Company, or (iv) materially breach any term of this Agreement and fail to correct such breach within five (5) days after written notice from the Board of Managers of commission thereof.

                  13. Change in Control Benefits.

                      A. For purposes of this Agreement the following definition shall apply:

                      A Change in Control means:

                          (i) a merger or acquisition in which the Company is not the surviving entity, except for a transaction, the principal purpose of which, is to change the State of the Company's incorporation, or to change from a Limited Liability Company to a Corporation;

                          (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company in a liquidation or dissolution of the Company;

                          (iii) a reverse merger in which the Company is the
                  surviving entity but in which fifty percent (50%) or more of the Company's membership interests are transferred to holders different from those who held such interests immediately prior to such merger;

                          (iv) the acquisition of more than fifty percent (50%) of the Company's membership interests pursuant to a tender or exchange offer made by a person or related group of persons;

                          (v) a change in the composition of the Managers such that the individuals elected as Managers at the last meeting of the members at which there is not a contested election subsequently cease to comprise a majority of the Managers.

                      B. Should there occur a Change in Control after the Trigger Investment, and you are subsequently involuntarily terminated or you resign, in either case, within six months of the Change in Control, you will become entitled to the special change in control benefits specified below:

                         (i) you will receive all of the benefits provided in Section 12(A) above; and

                         (ii) you will receive a lump sum payment equal to the greater of (a) your bonuses for the three years prior to the termination or (b) eighteen months Base Salary as a retroactive bonus for such prior years service.

                      C. Notwithstanding the foregoing, the compensation referred to in Section 13(B) above shall not exceed 2.99 times Employee's average annual cash compensation hereunder over the course of the previous five years (or such period he is employed by the Company if such term of employment is less than five years).

                  14. Indemnification. The indemnification provisions for Officers and Directors under the Company's Operating Agreement, as amended, will (to the maximum extent permitted by law) be extended to you, during the period following your termination irrespective of a Change in Control, with respect to any and all matters, events or transactions occurring or effected during your Employment Period.

                  15. Conversion to a Corporation. If the Company's legal form is converted from a Limited Liability Company to a Corporation all of the terms associated herein shall be changed to conform with their meaning contained herein but as applied to a traditional corporate form. For example, references to Managers become references to members of a Board of Directors, references to members or membership interests become references to stockholders or voting capital stock, etc. Upon the occurrence of such a conversion, the parties hereto will cooperate in good faith in executing a revised employment agreement.

                  16. Miscellaneous. The provisions of this Agreement will be binding upon the Company, its successors and assigns (including, without limitation, the surviving entity or successor party resulting from a Change in Control) and will be construed and interpreted under the laws of the State of Delaware. This agreement incorporates the entire agreement between you and the Company relating to the terms of your employment and the subject of severance benefits and supersedes all prior agreements and understandings with respect to such subject matter. This agreement may only be amended by written instrument signed by you and an authorized manager of the Company.

                  17. Arbitration. Any controversy which may arise between you and the Company with respect to the construction, interpretation or application of any of the terms, provisions, covenants or conditions of this agreement or any claim arising from or relating to this agreement will be submitted to final and binding arbitration in either San Francisco, California or Washington, D.C. in accordance with the rules of the American Arbitration Association then in effect.

                  Please indicate your acceptance of the foregoing provisions of this employment agreement by signing the enclosed copy of this agreement and returning it to the Company.

                                           Very truly yours,

                                           WATTMONITOR LLC

                                           By:
                                              -----------------------------
                                              Name:   Daniel I. DeWolf
                                              Title:  Secretary

ACCEPTED AND AGREED

Signature:
           ---------------------------
               Gerald R. Alderson

                ASSIGNMENT AND ASSUMPTION OF EMPLOYMENT AGREEMENT

                  THIS ASSIGNMENT AND ASSUMPTION OF EMPLOYMENT AGREEMENT (the "Assignment") is made as of this ____ day of February, 1999, by and between WattMonitor LLC, a Delaware limited liability company (the "Assignor"), and Wattage Monitor Inc., a Nevada corporation (the "Assignee").

                  The Assignor hereby assigns to the Assignee all of the duties and obligations of the Assignor under the Employment Agreement between the Assignor and Gerald R. Alderson, dated as of January 1, 1998 (the "Agreement"), as attached hereto as Exhibit A.

                  The Assignee hereby assumes all of the duties and obligation of the Assignor under the Agreement, for the term defined by the Agreement.

                  IN WITNESS WHEREOF, the undersigned have executed this Assignment and Assumption of Employment Agreement on the date first above written.

                                      WATTMONITOR LLC

                                      By:
                                           --------------------------
                                           Name:  Stephen D. Klein
                                           Title:

                                      WATTAGE MONITOR INC.

                                      By:
                                           --------------------------
                                           Name:
                                           Title: